Exhibit 99.1

Press Release

TPG Pace Energy Holdings Corp.’s Shareholders Approve Business Combination with EnerVest’s South Texas Division

HOUSTON, TX, July 17, 2018 – TPG Pace Energy Holdings Corp. (NYSE: TPGE, TPGE.U, TPGE WS) (“TPGE,” “Magnolia” or the “Company”) announced today that its shareholders have overwhelmingly approved the previously announced business combination with EnerVest, Ltd.’s South Texas Division (the “business combination”) at the special meeting of shareholders held today. Additionally, the Company announced that it will have in excess of $655 million in its trust account from its May 2017 initial public offering as well as the $355 million raised in a March 2018 private placement to complete the business combination. The Company’s board of directors had previously approved the business combination.

In addition to approving the business combination, the Company’s shareholders approved the proposals to amend the Company’s amended and restated certificate of incorporation, including changing the name of the Company to “Magnolia Oil & Gas Corporation,” and all of the other proposals included in the definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 2, 2018.

Steve Chazen, President, Chief Executive Officer and Chairman of TPGE, commented, “We have been pleased with the shareholder support for Magnolia, and we look forward to delivering on our objective of maximizing shareholder returns by generating steady production growth, strong pre-tax margins and significant free cash flow.”

TPGE expects the business combination to close on July 31, 2018, subject to the satisfaction of customary closing conditions. Magnolia’s corporate headquarters will be relocated to Houston at closing.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding the proposed acquisition discussed herein, TPGE’s ability to consummate the transaction, the benefits of the transaction and Magnolia’s future financial performance following the transaction, as well as Magnolia’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, TPGE and Magnolia disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. TPGE cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of TPGE, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, TPGE cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the agreements related thereto; (ii) the outcome of any legal proceedings that may be instituted against TPGE following announcement of the transactions; (iii) the inability to complete the business combination due to the conditions to closing in the transaction agreement; (iv) the risk that the proposed business combination disrupts TPGE’s current plans and operations as a result of the announcement of the transactions; (v) Magnolia’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Magnolia to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) changes in applicable laws or regulations; and (viii) the possibility that Magnolia may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in TPGE’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the definitive proxy statement filed on July 2, 2018 by TPGE in connection with the contemplated transactions with EnerVest. TPGE’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

About Magnolia

Following completion of the business combination, Magnolia (MGY) will be a publicly traded oil and gas exploration and production company with South Texas operations in the core of the Eagle Ford. Magnolia will focus on generating value for shareholders through steady production growth and free cash flow.

About TPG Pace Energy Holdings

TPG Pace Energy Holdings Corp. is a $650 million special purpose acquisition company formed by TPG Pace Group and Occidental Petroleum veteran Steve Chazen and that went public on the NYSE in May of 2017. TPGE was formed with the intent to build a large scale, focused oil and gas business with a meaningful production base, strong free cash flow and a disciplined financial return philosophy. Following its IPO, TPGE began its search for attractive assets that would fit with Mr. Chazen’s operating approach and succeed as a public company with low leverage.

Contacts

For Magnolia Oil & Gas Corporation

Mike Gehrig

713 627-2223

media@mgyoil.com

For TPG Pace Energy Holdings Corp.

Luke Barrett

415 743-1550

media@tpg.com

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